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                                  EXHIBIT 23.1


Independent Auditors' Consent


The Board of Directors
Global Preferred Holdings, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.

Very truly yours,

KPMG LLP
Atlanta, Georgia
February 22, 2002